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                                                                    Exhibit 10.1

                                VOTING AGREEMENT

         This Voting Agreement (the "AGREEMENT") is made and entered into as of November 12, 2001, by and among Washington Trust Bancorp., Inc., a Rhode Island corporation (the "BUYER") and the undersigned stockholder (the "STOCKHOLDER") of First Financial Corp., a Rhode Island corporation (the "SELLER").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Buyer and Seller have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Seller with and into Buyer. Pursuant to the Merger Agreement, shares of Seller Common Stock (as defined in the Merger Agreement) will be converted into shares of Buyer Common Stock and Cash Consideration (each, as defined in the Merger Agreement) on the basis described in the Merger Agreement.

         B. The Stockholder is the record holder and has either sole or shared voting power of such number of shares of the outstanding Seller Common Stock, as is indicated on the final page of this Agreement (the "SHARES").

         C. Buyer desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares or New Shares (as defined in Section 1.2 below, except as otherwise permitted hereby), and to vote the Shares and New Shares in a manner so as to facilitate consummation of the Merger, as provided herein.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1.       AGREEMENT TO RETAIN SHARES.

         1.1 TRANSFER AND ENCUMBRANCE. Other than as provided herein, until the Expiration Date (as defined below), Stockholder shall not hereafter (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Shares or New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Shares or New Shares, or (d) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement; PROVIDED, HOWEVER, that Stockholder shall be permitted to transfer Shares or any New Shares (i) by will or by operation of law to the estate of the Stockholder upon the death of such Stockholder, in which case this Agreement shall be deemed to legally bind the transferee without any further action on the part of the Buyer, (ii) pursuant to a pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, and (iii) for bona fide estate planning purposes, subject to the transferee agreeing in writing to be bound by the terms of this Agreement. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i)

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the Effective Time (as defined in the Merger Agreement), and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

                  1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of Seller that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

         2. AGREEMENT TO VOTE SHARES. Hereafter until the Expiration Date, at every meeting of the stockholders of Seller called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Seller with respect to any of the following matters, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter necessary for consummation of the Merger; and (ii) against (x) approval of any Competing Transaction (as defined in the Merger Agreement) and
(y) any proposal for any action or agreement that is reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller under the Merger Agreement or which is reasonably likely to result in any of the conditions of Seller's obligations under the Merger Agreement not being fulfilled, and (z) any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement.

         3. IRREVOCABLE PROXY. By execution of this Agreement, Stockholder does hereby appoint and constitute Buyer and the Chief Executive Officer and President of Buyer, in their respective capacities as officers of Buyer and any individual who shall hereafter succeed to any such office of Buyer and any other designee of Buyer, and each of them individually until the Expiration Date, with full power of substitution and resubstitution, as Stockholder's true and lawful attorneys-in-fact and irrevocable proxies, to the full extent of the undersigned's rights with respect to the Shares and any New Shares, to vote each of such Shares and New Shares solely with respect to the matters set forth in
Section 2 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares or New Shares.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Buyer as follows:

                  4.1 DUE AUTHORITY. Stockholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

                  4.2 NO CONFLICT; CONSENTS.

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                  (a) The execution and delivery of this Agreement by
Stockholder do not, and the performance by Stockholder of the obligations under this Agreement and the compliance by Stockholder with any provisions hereof do not and will not, to the knowledge of the Stockholder, conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Stockholder or the Shares or New Shares.

                  (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect.

                  4.3 OWNERSHIP OF SHARES. Stockholder (i) has either sole or shared voting power over all of the Shares, which at the date hereof are, and along with all New Shares at all times up until the Expiration Date will be, free and clear of any liens, claims, options, charges, proxies or voting restrictions or other encumbrances, other than any liens, claims, options, charges, proxies or voting restrictions imposed by this Agreement, and (ii) does not have either sole or shared voting power over any shares of capital stock of Seller other than the Shares.

                  4.4 NO SOLICITATIONS. Hereafter until the Expiration Date, Stockholder shall not, nor, to the extent applicable to Stockholder, shall it permit any of its affiliates to, nor shall it authorize any partner, officer, director, employee, advisor or representative of, Stockholder or any of its affiliates to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to a Competing Transaction, (ii) initiate a stockholders' vote or action by consent of Seller's stockholders with respect to a Competing Transaction, or
(iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of a Competing Transaction.

         5. NO LIMITATION ON DISCRETION AS DIRECTOR. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder or his, her or its representatives or designees who are serving on the Board of Directors of Seller from exercising his or their duties and obligations as a Director of Seller or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Seller.

         6. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Buyer, to carry out the intent of this Agreement.

         7. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.


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         8. MISCELLANEOUS.

                  8.1 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  8.3 AMENDMENTS AND MODIFICATIONS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Rhode Island, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

                  8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile (with confirmation of receipt), or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                  If to Buyer:                       Washington Trust Bancorp, Inc.
                                                     23 Broad Street
                                                     Westerly, RI  02891
                                                     Attention: John F. Treanor, President and
                                                                John C. Warren, Chief Executive Officer

                  with a copy to:                    Goodwin Procter  LLP
                                                     Exchange Place
                                                     Boston, MA 02109


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                                                     Attention: Paul W. Lee, P.C.
                                                                John T. Haggerty, Esq.

                  If to the Stockholder:             To the address for notice set forth on the last page
                                                     hereof

                  with a copy to:                    Bingham Dana LLP
                                                     150 Federal Street
                                                     Boston, MA  02110-1726
                                                     Attention:  Neil J. Curtin, Esq.
                                                                 Stephen H. Faberman, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

                  8.6 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Rhode Island without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Rhode Island and of the United States of America located in such state (the "RHODE ISLAND COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Rhode Island Courts and agree not to plead or claim in any Rhode Island Court that such litigation brought therein has been brought in any inconvenient forum.

                  8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                  8.10 NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto, and (ii) this Agreement is executed by all parties hereto.


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                                                                VOTING AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                            WASHINGTON TRUST BANCORP, INC.


                            By:_______________________________________
                                 Name:
                                 Title:

                            STOCKHOLDER:


                            By:_______________________________________
                                 Name:

                            Stockholder's Address for Notice:


                            __________________________________________

                            __________________________________________

                            __________________________________________

                            SHARES:

                            ___________       shares of Common Stock of Seller
                                              with sole voting power

                            ___________       shares of Common Stock of Seller
                                              with shared voting power




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